R.G. Barry Corporation 1st Half Net Earnings Jump 57.3% on 23.2% Net Sales Increase

PICKERINGTON, Ohio, Feb. 7, 2012 /PRNewswire/ -- Accessories marketer R.G. Barry Corporation (Nasdaq: DFZ) today reported significantly improved operating results for its fiscal 2012 second quarter and first half, ended December 31, 2011.

On a consolidated basis for the first half, the Company reported:

  A net sales increase of 23.2% to $105.8 million from $85.9 million in the first half one year ago;
  Net earnings improvement of 57.3% at $13.2 million, or $1.17 per diluted share, versus net earnings of $8.4 million, or $0.75 per diluted share, in the analogous period of fiscal 2011;
  Gross profit as a percent of net sales rose to 42.8% from 36.6% in the comparable six months of fiscal 2011; and
  Selling, general and administrative expenses of $23.3 million were basically flat as a percentage of net sales at 22.0%, versus $18.3 million, or 21.3% of net sales in the equivalent period last year.

For the second quarter, the Company's consolidated results included:

  A 12.0% increase in net sales to $55.6 million versus $49.7 million one year ago;
  Net earnings improvement of 47.3% at $6.4 million, or $0.56 per diluted share, up from $4.3 million, or $0.38 per diluted share, in the second quarter of fiscal 2011; and
  Improved gross profit as a percent of sales at 41.4% compared to 34.7% in the equivalent quarter last year.

The company said that first half net sales in its Footwear segment rose 4.8% to $90.1 million from $86.0 million in the comparable period last year, yielding a 350 basis point improvement in gross profit as a percentage of net sales at 40.1%. In its Accessories segment, which includes Foot Petals and baggallini, acquired in January and March last year, respectively, the Company recorded first half net sales of $15.7 million, yielding a 58.1% gross profit as a percentage of net sales.

The Company's balance sheet reflected:

  Cash and short-term investments of $36.2 million compared to $45.6 million one year ago;
  Consolidated inventory of $18.9 million, comprised of footwear inventory of $12.5 million, or about $3.6 million less than in the comparable period of fiscal 2011; and $6.4 million in inventory related to the accessories businesses acquired last year; and
  Net shareholders' equity of $75.3 million, up from $62.1 million at the end of the first half of fiscal 2011.

Management Comments
"We achieved our first-half performance and profit objectives, despite a demanding retail environment during the key Christmas selling season," said Greg Tunney, President and Chief Executive Officer. "Footwear, which is the largest component of our business and heavily tied to Christmas selling, fully met our revenue and profit expectations for the first half. We also benefitted from the accretive nature and richer margins of our accessories business units, which performed as we had planned."

"Strong consolidated operating results in the first half have continued to validate our evolving business model," added Jose Ibarra, Senior Vice President Finance and Chief Financial Officer. "Increased revenues, gross profit, operating margins and cash generation all reflect the benefit of the changes made to our operating model. Our financial strength continues to grow. Less than 12 months after acquiring our two accessories business units, we have returned to a positive net cash position. The quality and level of our consolidated inventories at the half is properly aligned to support our revenue expectations for the remainder of fiscal 2012."

Mr. Tunney added, "We have successfully refocused our core business on the Dearfoams brand and fully integrated the Foot Petals and baggallini acquisitions made last year. We have now reinitiated our search for accessories category businesses that can help us achieve our long-term growth and profitability objectives. We have both the financial structure and business discipline to identify and acquire brands that will allow us to continue our evolution into a leading year-round provider of a variety of functional and fashionable accessories category products."

Conference Call/Webcast Today
R.G. Barry Corporation senior management will conduct a conference call for all interested parties at 9:00 a.m. Eastern time today. Management will discuss the Company's performance, its plans for the future and will accept questions from participants. The conference call is available at (800) 860-2442 in the U.S., (866) 605-3852 in Canada and +1 (412) 858-4600 internationally until five minutes before starting time. To listen via the Internet, log on to http://www.videonewswire.com/event.asp?id=84650.

Replays of the call will be available several hours after its completion. The audio replay can be accessed through 9 a.m. Eastern Tuesday, Feb. 21, 2012 at 877.344.7529 (U.S.) and +1.412.317.0088 (international); ask for conference number 10008973. Replays and a written transcript of the call will be posted for up to one year at the Investor Room section of rgbarry.com.

About RG Barry
RG Barry develops great accessories brands that provide fashionable, solution-oriented products that touch consumers. Our primary brands include: Dearfoams slippers dearfoams.com; baggallini handbags, totes and travel accessories baggallini.com; and Foot Petals premium insoles and comfort products footpetals.com. To learn more, visit us at rgbarry.com.

Forward-Looking Statements
Some of the disclosures in this news release contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "expect," "could," "should," "anticipate," "believe," "estimate," or words with similar meanings. Any statements that refer to projections of our future performance, anticipated trends in our business and other characterizations of future events or circumstances are forward-looking statements. These statements, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, are based upon our current plans and strategies and reflect our current assessment of the risks and uncertainties related to our business. These risks include, but are not limited to: our continuing ability to source products from third parties located within and outside North America; competitive cost pressures; the loss of retailer customers to competitors, consolidations, bankruptcies or liquidations; shifts in consumer preferences; the impact of the global financial crisis and general economic conditions on consumer spending; the impact of the highly seasonal nature of our footwear business upon our operations; inaccurate forecasting of consumer demand; difficulties liquidating excess inventory; disruption of our supply chain or distribution networks; our ability to implement new enterprise resource information systems; the unexpected loss of any of the skills and experience of any of our senior officers; and our investment of excess cash in certificates of deposit and other variable rate demand note securities. You should read this news release carefully because the forward-looking statements contained in it (1) discuss our future expectations; (2) contain projections of our future results of operations or of our future financial condition; or (3) state other "forward-looking" information. The risk factors described in our filings with the Securities and Exchange Commission (the "SEC"), in particular "Item 1A. Risk Factors" of Part I of our Annual Report on Form 10-K for the fiscal year ended July 2, 2011 (the "2011 Form 10-K"), give examples of the types of uncertainties that may cause actual performance to differ materially from the expectations we describe in our forward-looking statements. If the events described in "Item 1A. Risk Factors" of Part I of our 2011 Form 10-K occur, they could have a material adverse effect on our business, operating results and financial condition. You should also know that it is impossible to predict or identify all risks and uncertainties related to our business. Consequently, no one should consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the statement is made to reflect unanticipated events, except as required by applicable law. Any further disclosures in our filings with the SEC should also be considered.

—financial charts follow—

R.G. BARRY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands of dollars, except for per share data)

	Thirteen Weeks Ended			Twenty-Six Weeks Ended
	(unaudited)	(unaudited)	% Increase	(unaudited)	(unaudited)	% Increase
	December 31, 2011	January 1, 2011	Decrease	December 31, 2011	January 1, 2011	Decrease
Net sales	$ 55,599	$ 49,660	12.0%	$ 105,829	$ 85,929	23.2%
Cost of Sales	32,602	32,431		60,579	54,503
Gross profit	22,997	17,229	33.5%	45,250	31,426	44.0%

Gross profit (as percent of net sales)	41.4%	34.7%		42.8%	36.6%

Selling, general and administrative expenses	12,415	10,537	17.8%	23,295	18,309	27.2%

Operating profit	10,582	6,692	58.1%	21,955	13,117	67.4%

Other income	88	84		175	193
Interest (expense) income, net	(189)	14		(444)	43

Earnings, before income taxes	10,481	6,790	54.4%	21,686	13,353	62.4%

Income tax expense	4,130	2,478		8,445	4,937

Net earnings	$6,351	$4,312	47.3%	$13,241	$8,416	57.3%

Earnings per common share
Basic	$ 0.57	$ 0.39	46.2%	$ 1.19	$ 0.76	56.6%
Diluted	$0.56	$0.38	47.4%	$1.17	$0.75	56.0%

Weighted average number of common shares outstanding
Basic	11,179	11,090		11,157	11,067
Diluted	11,364	11,220		11,335	11,194

Cash dividends declared per share	$0.07	$0.07		$0.14	$0.14

CONSOLIDATED BALANCE SHEETS
(in thousands of dollars)
	(unaudited)	(unaudited)	(audited)
	December 31, 2011	January 1, 2011	July 2, 2011

ASSETS
Cash & Short term investments	$ 36,210	$ 45,641	$ 24,672
Accounts Receivable, net	20,280	14,038	11,819
Inventory	18,889	16,094	25,500
Prepaid expenses and other current assets	3,184	2,349	2,795
Total current assets	78,563	78,122	64,786

Net property, plant and equipment	4,264	4,215	3,983

Other assets	46,088	9,930	47,210
Total Assets	$ 128,915	$ 92,267	$ 115,979

LIABILITIES & SHAREHOLDERS' EQUITY
Short-term notes payable	1,750	1,799	1,750
Accounts payable	5,763	6,952	10,118
Other current liabilities	12,809	3,172	6,232
Total current liabilities	20,322	11,923	18,100

Long-term debt	22,500	-	24,286
Accrued retirement costs and other	10,801	18,201	11,070
Shareholders' equity, net	75,292	62,143	62,523
Total liabilities & shareholders' equity	$ 128,915	$ 92,267	$ 115,979

CONTACT: Roy Youst, RG Barry Investor Relations, +1-614-729-7200, or Jose G. Ibarra, Senior VP Finance/CFO, +1-614-864-6400